Exhibit 10.16

FORM OF SERIES C AND D RESTRICTED STOCK UNIT AWARD
AGREEMENT

This Agreement (the “Agreement”), dated and effective as of               (the “Effective Date”), among Blue Ridge Paper Products Inc., a Delaware corporation (the “Company”), Blue Ridge Holding Corp., a Delaware corporation (the “Parent”), and              (“ Employee”).

WHEREAS, the Parent desires to grant to Employee restricted stock units (the “Restricted Stock Units”)in respect of          shares of common stock of Parent, par value $0.01 per share (the “Common Stock”), upon the achievement of certain service criteria, on the terms and conditions, and subject to the restrictions, set forth herein; and

WHEREAS, the award made in this Agreement has been approved prior to its execution by the holders of 100% of the voting power of all outstanding stock of the Company and by the holders of more than 75% of the voting power of all outstanding stock of the Parent.

NOW, THEREFORE, in connection with the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows:

1.                                       Grant of Restricted Stock Units.  The Parent hereby grants to Employee Restricted Stock Units in respect of        shares of Common Stock subject to satisfaction of the Service Condition (as defined in Section 4(a)).

2.                                       Definitions.  For purposes of this Agreement:

(a)                                  “Restricted Period” with respect to a Restricted Stock Unit shall mean the period prior to the satisfaction of the Service Condition with respect to such Restricted Stock Unit.

(b)                                 “Restricted Stock” shall mean any shares of stock delivered to Employee pursuant to Section 6 upon settlement of any Restricted Stock Unit.

(c)                                  “Fair Market Value” shall be a value determined in good faith by the Board of Directors of the Company (the “Board”).

(d)                                 “Federal Short-Term Interest Rate” shall mean, on a given date, the applicable Federal short-term rate (for quarterly compounding)in effect under Section 1274(d)of the Internal Revenue Code, as published from time to time by the Internal Revenue Service.

(e)                                  “Disability” shall mean Employee’s incapacity due to physical or mental illness which results in Employee’s inability to perform his duties to the Company for 200 or more days in any 240-consecutive day period.

3.                                       Non-Transferability.

(a)                                  Employee may not sell, transfer, pledge, or otherwise encumber or dispose of any Restricted Stock Unit and the Restricted Stock Units shall not be transferable,

whether voluntarily, by operation of law or otherwise, including, but not by way of limitation, by execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner, and no such Restricted Stock Units shall be subject to any obligation or liability of Employee other than to the Parent or the Company pursuant to this Agreement.

(b)                                 Restricted Stock shall not be transferred except in accordance with this Agreement and the Stockholders’ Agreement, dated as of May 14, 1999, between the Parent and the Stockholders listed therein, as amended, modified and supplemented from time to time (the “Stockholders’ Agreement”), including Section 3.2(b)thereof, as if Employee was a “Shareholder” as defined therein.

4.                                       Service Condition and Lapse of Restricted Period.

(a)                                  The Restricted Period shall lapse with respect to one hundred percent (100%) of the Restricted Stock Units on the first anniversary of the Effective Date, provided that Employee remains continuously employed by the Company during the period commencing on the Effective Date and ending on such anniversary (the “Service Condition”).

(b)                                 In the event Employee’s employment with the Company is terminated for any reason, any Restricted Stock Unit remaining subject to the Restricted Period at the time of such termination shall be immediately forfeited.

5.                                       No Rights as a Shareholder.  Employee shall have no rights of a stockholder, including, without limitation, voting rights, with respect to any Restricted Stock Units granted hereunder.

6.                                       Delivery of Shares.

(a)                                  Stock certificates evidencing the number of shares of Restricted Stock in respect of Restricted Stock Units as to which the Restricted Period has lapsed shall be delivered to Employee by Parent on the earliest to occur of: (i) the termination of Employee’s employment with the Company for any reason; (ii) the date which is eighteen months after an initial public offering of the Common Stock; (iii) the date on which any right or obligation to sell shares of Restricted Stock becomes effective hereunder or under the Stockholders’ Agreement as if Employee was a “Shareholder” as defined therein; and (iv) at the election of Employee, June 30, 2006.

(b)                                 Notwithstanding any provision of this Agreement to the contrary, any stock certificate delivered to Employee hereunder, or to any other person or party at the direction of Employee, shall be subject to all of the agreements, terms, limitations and conditions set forth in the Stockholders’ Agreement as if Employee was a “Shareholder” as defined therein.  Any such certificates so delivered to Employee hereunder shall bear the following legend reflecting the applicability of the Stockholders’ Agreement to the shares represented by such certificate.

THIS CERTIFICATE IS SUBJECT TO, AND IS TRANSFERABLE ONLY UPON COMPLIANCE WITH, THE PROVISIONS OF THE RESTRICTED STOCK UNIT AWARD

AGREEMENT AND THE STOCKHOLDERS AGREEMENT AMONG THE COMPANY AND ITS STOCKHOLDERS.  A COPY OF THE ABOVE REFERENCED AGREEMENTS ARE ON FILE AT THE PRINCIPAL OFFICES OF THE COMPANY.

In addition, stock certificates evidencing Restricted Stock that are delivered hereunder shall bear restrictive legends in substantially the following form and such other restrictive legends as are required or advisable under the provisions of any applicable laws or are provided for in any other agreement to which Employee is a party:

THE SHARES REPRESENTED BY THIS STOCK CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND SHALL NOT BE TRANSFERRED EXCEPT PURSUANT TO (I) AN EFFECTIVE REGISTRATION STATEMENT, OR (II) AN EXEMPTION FROM REGISTRATION UNDER SAID ACT.

7.                                       Rights on Termination of Employment and Otherwise.

(a)                                  Following any Termination.  At any time or from time to time following the date which is six months following (i) the termination of Employee’s employment with the Company for any reason or (ii) the delivery of any stock certificates to Employee pursuant to Section 6(a)(iv), if applicable, the Parent shall have the right (but not the obligation) to purchase all or any portion of Employee’s Restricted Stock from Employee for an amount equal to the number of shares of such Restricted Stock multiplied by the Fair Market Value of each such share of Restricted Stock with respect to the date of exercise of such right.

(b)                                 Death and Disability.  Upon a termination of Employee’s employment with the Company as a result of the death or Disability of Employee, Employee (or, if applicable, his estate or the person then acting on Employee’s behalf) shall have a right to cause Parent to purchase (a “Put Right”) Employee’s Restricted Stock not purchased by the Parent pursuant to Section 7(a) for an amount equal to the number of shares of such Restricted Stock multiplied by the Fair Market Value of each such share with respect to the date of exercise of such Put Right.  Employee’s Put Right may be exercised at any time or from time to time during the 90-day period commencing on the date which is six months following the date on which stock certificates representing such shares of Restricted Stock are delivered to Employee pursuant to Section 6.

(c)                                  Additional Rights.

(i)                                     Subject to the Parent’s financing agreements, if Employee (or, if applicable, his estate or a person then acting on Employee’s behalf) exercises any Put Right described in Section 7(b) above, the Parent or the Company shall pay to him within one year following the date of the exercise of such Put Right the purchase price of the Restricted Stock being purchased by the Parent pursuant to such Put Right with interest from the date of exercise of such Put Right at the Federal Short-Term Interest Rate in effect on the first day of the month of such exercise, to be recalculated on the first day of each month thereafter until all payments are made.  If the Parent or the Company is unable to pay Employee for the Restricted Stock in accordance with the preceding sentence as a result of any covenant in any of its financing agreements, the Parent shall pay Employee for such Restricted Stock as soon as possible under such financing agreements, with interest at the Federal Short-Term Interest Rate in effect on the first day of the month of termination to be recalculated on the first day of each month thereafter until all payments are made.

(ii)                                  Employee will have a Put Right during the ninety (90) day period following December 31, 2006 with respect to any shares of Restricted Stock in respect of Restricted Stock Units, stock certificates for which he has then held for a period of not less than six months.  The purchase price of such Restricted Stock will be the Fair Market Value of such Restricted Stock as of the date of exercise of the Put Right and will be paid, at the election of Parent, either (i) in a lump sum within 90 days of the exercise of such Put Right or (ii) in equal annual installments by Parent upon each of the first four (4) anniversaries of the date of the exercise of such Put Right, earning interest at the Federal Short-Term Interest Rate.

(iii)                               Employee shall have no Put Rights under this Agreement with respect to Restricted Stock at any time that the Common Stock is (i) publicly traded, (ii) registered pursuant to the Securities Act and (iii) transferable by the Employee, subject to normal securities law restrictions applicable to trading of registered securities by an employee officer of an issuer or reasonable restrictions imposed on such transfers by an underwriter of such stock.

(iv)                              Any Put Right under this Agreement with respect to the Restricted Stock will be necessarily subject to those conditions imposed by the Parent and the Company’s financing documents or other contract to which the Parent or the Company is a party or by applicable law.

(v)                                 Employee shall have a Put Right during the period commencing on the date on which stock certificates representing shares of Restricted Stock are delivered to Employee pursuant to Section 6 and ending on the date on which Employee is required to file a tax return in respect of such delivery with respect to a number of shares of Restricted Stock having an aggregate Fair Market Value (determined in good faith by the Board) equal to the excess, if any, of the aggregate tax payment made or to be made by Employee in respect of such delivery of stock certificates over any amount withheld in respect of such delivered shares pursuant to Section 13.

8.                                       Miscellaneous.

(a)                                  Notices.  All notices or other communications required or permitted hereunder shall be in writing and shall be delivered personally or by reputable commercial messenger service, telecopied, or sent by certified, registered or express mail, postage prepaid.  Any such notice shall be deemed given when so delivered personally or by such messenger service or so telecopied or, if sent by certified, registered or express mail, five days after the date of deposit in the United States mail, as follows:

(i)                                     if to the Parent or the Company, at the Company’s then corporate headquarters, to the attention of the Company’s President;

(ii)                                  if to Employee, at Employee’s then current address as reflected in the personnel records of the Company.

Any party may, by notice given in accordance with this Section 8(a), designate another address or person for receipt of notices hereunder.

(b)                                 Arbitration.  Notwithstanding any other provision of this Agreement to the contrary, any disputes hereunder relating to this Agreement shall be settled exclusively by arbitration conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association.  The place of the arbitration shall be Charlotte, North Carolina.  All costs and fees associated with any arbitration conducted pursuant to this Section 8(b) shall be borne equally by the parties thereto, provided that each party shall be responsible for his or its own attorneys fees.

(c)                                  Non-Disclosure.  Employee shall not disclose any of the terms and conditions of this Agreement except for disclosure (i) required by order of a court or other body having jurisdiction over such matter or (ii) with the written consent of the Company.  Upon any violation of this Section 8(c) by Employee, (x) any Restricted Stock Unit awarded herein shall be immediately forfeited.

9.                                       Binding Effect.  This Agreement shall be binding upon the heirs, executors, administrators and successors and assigns of the parties hereto.

10.                                 Governing Law.  This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of North Carolina without reference to principles of conflict of laws.

11.                                 Headings.  Headings used herein are for convenience of reference only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

12.                                 Severability.  To the extent any portion of this Agreement or any portion of any provision of this Agreement is held to be invalid, void or unenforceable by a court of competent jurisdiction, such court shall substitute a valid, enforceable provision that preserves, to the maximum lawful extent, the terms and intent of this Agreement.

13.                                 Withholding.  Upon the delivery of any stock certificates evidencing shares of Restricted Stock to the Employee pursuant to Section 6, Employee may satisfy the amount of any income tax withholding required by law (and Parent shall timely remit such amount to the relevant taxing authorities) by either of the following methods, or by a combination of such methods: (a) tendering a cash payment to the Parent or (b) delivering to the Company previously acquired shares of Restricted Stock or having the Parent withhold stock certificates for shares of Restricted Stock otherwise then deliverable to Employee having an aggregate fair market value (determined in good faith by the Board) equal to the amount of such withholding obligation.  The satisfaction of such withholding obligation shall be a condition precedent to the delivery to Employee of stock certificates in accordance with Section 6.

14.                                 Adjustment to Restricted Stock and/or Restricted Stock Units.  If there shall be any change in the outstanding shares of Common Stock or Preferred Stock by reason of any stock split, stock dividend, merger, consolidation, combination or exchange of shares for other securities, recapitalization, or similar corporate change, then the number of Restricted Stock Units or shares of Restricted Stock, as the case may be, referred to herein, shall be automatically and appropriately adjusted to give effect to such change.

15.                                 Third-Party Beneficiary.  There are no beneficiaries to this Agreement other than the signatories hereto.

16.                                 Inconsistent Agreement.  To the extent that any provision of this Agreement is inconsistent with the Stockholders’ Agreement, the terms of the Stockholders’ Agreement shall govern as if Employee was a “Shareholder” as defined therein.

EXECUTED on the day and year first written above.

BLUE RIDGE PAPER PRODUCTS INC.

By:
Name:
Title:

BLUE RIDGE HOLDING CORPORATION

By:
Name:
Title:

EMPLOYEE

[Name]